UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2008

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02 Results of Operations and Financial Condition.

On July 15, 2008, the Mohegan Tribal Gaming Authority (the “Authority”) posted on its website its Slot Machine Statistical Report for Mohegan Sun at Pocono Downs containing statistics relating to slot handle, gross slot win, gross slot hold percentage, Pennsylvania gaming taxes and weighted average number of slot machines. The Slot Machine Statistical Report includes these statistics on a monthly basis for the nine months ended June 30, 2008 and the period from inception of slot operations (November 10, 2006) to September 30, 2007 for Mohegan Sun at Pocono Downs. A copy of the Slot Machine Statistical Report is furnished as an exhibit to this report on Form 8-K. This information may also be found on the Authority’s website at www.mtga.com, under “Investor Relations/Mohegan Sun at Pocono Downs Slot Report”. The Slot Machine Statistical Report is updated on a monthly basis on the Authority’s website.

Section  9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this report:

99.1	Mohegan Sun at Pocono Downs Slot Machine Statistical Report for the nine months ended June 30, 2008 and the period from inception of slot operations (November 10, 2006) to September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: July 15, 2008	By:	/s/ Bruce S. Bozsum
Bruce S. Bozsum Chairman, Management Board